Putnam RetirementReady 2040 Fund
1/31/05 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)

Class A	 41
Class B    *
Class C    *

72DD2 (000s omitted)

Class M	*
Class R	*
Class Y	45


74U1 (000s omitted)

Class A	113
Class B	*
Class C	*

74U2 (000s omitted)

Class M	*
Class R	*
Class Y	124

* Represents less than (000s omitted)

74V1

Class A	66.88
Class B	65.24
Class C	65.24

74V2

Class M	65.21
Class R	65.27
Class Y	72.33